For Immediate Release

The McGraw-Hill Companies Reports
Second Quarter EPS of $0.52

New York, NY, July 28, 2009—The McGraw-Hill Companies (NYSE: MHP) today reported earnings per diluted share of $0.52 for the second quarter of 2009. The results include a total of $0.06 per diluted share for a net restructuring charge and a loss on a divestiture.

In the second quarter, the corporation incurred a pre-tax restructuring charge of $24.3 million for a workforce reduction of approximately 550 positions. It was partially offset by a reversal of $9.1 million for changes in severance estimates from previous restructuring initiatives which resulted in a net pre-tax charge of $15.2 million. After taxes, the net charge was $9.7 million, or $0.03 per diluted share. The sale of Vista Research at the end of May resulted in a pre-tax loss of $13.8 million, or $0.03 per diluted share.

In the second quarter of 2008, The McGraw-Hill Companies reported earnings per diluted share of $0.66, including a $0.05 restructuring charge.

Net income for the second quarter of 2009 decreased 22.7% to $164.1 million compared to the same period last year.

Revenue in the second quarter decreased 12.4% to $1.5 billion.

“Strength in U.S. higher education, the global corporate bond market and at Platts, our worldwide energy information service, were offset by softness in the elementary-high school market, structured finance and advertising in the second quarter,” said Harold McGraw III, chairman, president and chief executive officer of The McGraw-Hill Companies. “In the face of challenging economic conditions, we reduced costs and expenses by 9.5% in the second quarter. Cost containment will be a priority all year.

Education:  “Revenue in this segment decreased by 17.2% to $555.2 million in the second quarter compared to the same period last year. Reflecting a net pre-tax restructuring charge of $11.6 million, operating profit declined by 70.1% to $21.0 million compared to $70.3 million for the same period last year, which included a restructuring charge of $8.5 million. Foreign exchange rates reduced revenue by $10.1 million, but had an immaterial impact on operating profit.

“Revenue for the McGraw-Hill School Education Group decreased by 22.7% to $338.6 million in the second quarter.

“Revenue for the McGraw-Hill Higher Education, Professional and International Group was down by 6.9% to $216.6 million.

“A declining elementary-high school market in 2009 and challenging comparisons because of early success in the 2008 state new adoption market were key factors in the McGraw-Hill School Education Group’s performance in the second quarter this year. The promising new Federal stimulus funding for education had a negligible impact in the second quarter.

“In 2008, the McGraw-Hill School Education Group benefited from substantial second quarter orders from Florida (K–5 reading), California (K–8 math and science) and Texas (K–5 math). In 2009, Texas is not participating in the state new adoption market and school districts in this year’s key adoption states — California (K–8 reading/literature and second year math) and Florida (6–12 literature and K–12 music) — are reducing orders from historic levels as educators struggle with budget uncertainties.

“In the open territory, the sales decline has been less pronounced, but school districts there tend to do more purchasing in the third quarter. In a soft supplemental market, growing sales of intervention products partially offset lower demand for backlist products.

“In view of the trend in California and Florida, we are cutting our estimate for this year’s state new adoption market to a range of $500 million to $550 million. Our previous range was $550 million to $600 million for state new adoptions in 2009. We still expect the elementary-high school market to decline 15% to 20% in 2009.

“In testing, our award-winning formative assessment program (Acuity) continued to win new contracts and renewals. But shortfalls in custom and off-the-shelf products and services offset the gains in formative testing during the second quarter.

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“For the McGraw-Hill Higher Education, Professional and International Group, a solid performance in the U.S. college and university market was offset by foreign exchange, softness in some international markets and weakness at retail as booksellers continue to reduce inventory and limit new orders.

“In the U.S. college and university market, all our major imprints produced gains in the second quarter. Given the solid start this year in the college market, we are raising our estimate for industry sales in 2009. It now appears that the market may grow 5% to 7% this year. Previously, we had forecasted growth of 3% to 4% in 2009.

“In both the higher education and professional markets, a growing lineup of digital products and services recorded strong double-digit increases in the second quarter. Our online study tools for students, which include the McGraw-Hill Connect series, are rapidly gaining traction in the college and university market.

“In professional markets, our digital subscription products in science, medicine and technology continue to grow globally and experience strong renewals.

Financial Services:  “Revenue for this segment declined 8.4% to $673.8 million in the second quarter compared to the same period last year. Operating profit decreased by 8.8% to $276.4 million reflecting a pre-tax loss of $13.8 million from the divestiture of Vista Research and a pre-tax net benefit of $0.4 million from restructuring charges. Operating profit in the second quarter of 2008 included a pre-tax restructuring charge of $15.2 million. Foreign exchange rates reduced revenue in the second quarter by $26.0 million, and operating profit by $8.0 million.

“Revenue for Standard & Poor’s Credit Market Services, which provides independent credit ratings, credit risk evaluations and ratings-related information and products, declined by 9.9% to $457.4 million in second quarter compared to the same period last year.

“Revenue for Standard & Poor’s Investment Services, which provides comprehensive value-added financial data, information, investment indices and research, was off 4.9% to $216.4 million in the second quarter compared to the same period last year.

“Non-transaction revenue at S&P Credit Market Services declined 3.1% to $310.6 million in the second quarter compared to the same period last year. A reduction in fees earned for work performed on canceled transactions was the primary reason for the $9.9 million decline in non-transaction revenue, which also includes surveillance fees, annual contracts and subscriptions. In the second quarter of 2009, non-transaction revenue accounted for 67.9% of S&P Credit Market Services revenue compared to 63.1% in the second quarter of 2008.

“Reflecting reduced new issue activity in global bond markets, transaction revenue at S&P Credit Market Services declined 21.6%, or $40.5 million, to $146.8 million in the second quarter compared to the same period last year. Transaction revenue includes ratings of publicly-issued debt, bank loan ratings and corporate credit estimates.

“New issue dollar volume in the United States dropped by 24.6% in the second quarter compared to the same period last year, according to S&P estimates and information from Thomson Financial and Harrison Scott Publications. Corporate new issue dollar volume decreased by 26.0%. Public finance was off by 22.1%. Mortgage-backed securities increased by 27.3%. Asset-backed securities declined by 25.8%. Collateralized debt obligations fell by 84.1%.

“In Europe, new issue dollar volume in the second quarter was down by 20.0% compared to the same period last year.

“In the second quarter, Standard & Poor’s Credit Market Services’ international revenue declined by $24.0 million, or 10.2%, to $211.5 million compared to the same period last year; $21.0 million of the decrease was attributed to foreign exchange rates. International revenue accounted for 46.2% of S&P Credit Market Services revenue compared to 46.4% for the same period last year.

“For S&P Investment Services, gains at Capital IQ were offset by divestitures and softness in index services, investment research products and services for retail markets.

“Capital IQ benefited from strong international growth and finished the second quarter with more than 2,800 clients, up by 14.2% compared to the same period last year and 5.2% since the end of 2008.

“A drop in over-the-counter derivatives trading activity tied to S&P commodities and strategy indices, and a decline in asset-based fees from exchange-traded funds were key factors in the performance of index services in the second quarter. Assets under management in exchange-traded funds based on S&P indices declined at the end of the second quarter by 8.0% to $189.8 billion compared to $206.3 billion for the second quarter of 2008.

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Information & Media:  “Revenue for this segment declined by 11.5% to $236.2 million in the second quarter compared to the same period last year. Including a net pre-tax restructuring charge of $4.0 million, operating profit fell by 41.8% to $14.4 million. Foreign exchange rates did not have a material effect on revenue, but had a $2.5 million favorable impact on operating profit.

“Second quarter revenue and operating profit were affected by the conversion of a number of J.D. Power and Associates’ syndicated studies to an online platform. As a result, an estimated $3.4 million of revenue and $2.9 million of operating profit that would have been recognized in the second quarter were deferred and will be recognized ratably over the 12-month service period.

“For the Business-to-Business Group, revenue in the second quarter decreased by 10.2% to $215.8 million. The group includes the following brands: Aviation Week, BusinessWeek, J.D. Power and Associates, McGraw-Hill Construction, and Platts.

“A solid performance by Platts in global energy markets in the second quarter was offset by weakness in the automotive sector at J.D. Power and a decline in advertising in Aviation, Construction and BusinessWeek. Advertising pages in BusinessWeek’s global edition declined by 34.3% in the second quarter.

“For the Broadcasting Group, revenue in the second quarter was off 23.1% to $20.4 million as both local and national time sales declined.

The Outlook: “In view of weakening market conditions in advertising and school education, we now expect revenue to decline 5.5% to 6.5% in 2009. Previously, we had anticipated a decrease of 4.0% to 5.0%.  We are also refining our guidance for earnings per diluted share.  Previously, the range was $2.20 to $2.30.  With continued tight cost controls, the new forecast is $2.20 to $2.25, excluding the second quarter restructuring charge and the divestiture of Vista Research, although it appears we will come in at the low end of the range.”

Conference Call/Webcast Details: The Corporation’s senior management will review the second quarter earnings results on a conference call scheduled for this morning, July 28, at 8:30 AM Eastern Time. This call is open to all interested parties. Discussions may include forward-looking information. Additional information presented on the conference call may be made available on the Corporation’s Investor Relations Website at
http://www.mcgraw-hill.com/investor_relations.

The Webcast will be available live and in replay at
http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=96562&eventID=2321168.
(Please copy and paste URL into web browser.)

Domestic participants may call (888) 323-5423; international participants may call +1 (415) 228-5016 (long distance charges will apply). The passcode is McGraw-Hill and the conference leader is Harold McGraw III. A recorded telephone replay will be available approximately two hours after the meeting concludes and will remain available until August 27, 2009. Domestic participants may call (866) 419-8651; international participants may call +1 (203) 369-0780 (long distance charges will apply). No passcode is required.

The forward-looking statements in this news release involve risks and uncertainties and are subject to change based on various important factors, including worldwide economic, financial, liquidity, political and regulatory conditions; the health of debt (including U.S. residential mortgage-backed securities and collateralized debt obligations) and equity markets, including possible future interest rate changes; the health of the economy and in advertising; the level of expenditures and state new adoptions and open territory sales in the education market; the successful marketing of competitive products; and the effect of competitive products and pricing.

About The McGraw-Hill Companies: Founded in 1888, The McGraw-Hill Companies is a leading global information services provider meeting worldwide needs in the financial services, education and business information markets through leading brands such as Standard & Poor’s, McGraw-Hill Education, BusinessWeek and J.D. Power and Associates. The Corporation has more than 280 offices in 40 countries. Sales in 2008 were $6.4 billion. Additional information is available at www.mcgraw-hill.com.

Investor Relations: http://www.mcgraw-hill.com/investor_relations

Get news direct from McGraw-Hill via RSS:

http://investor.mcgraw-hill.com/phoenix.zhtml?c=96562&p=newsRSS

Release issued: July 28, 2009
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Contacts for The McGraw-Hill Companies:

Investor Relations:
Donald S. Rubin
Senior Vice President, Investor Relations
(212) 512-4321 (office)
donald_rubin@mcgraw-hill.com

News Media:
Steven H. Weiss
Vice President, Corporate Communications
(212) 512-2247 (office)
(917) 699-9389 (mobile)
weissh@mcgraw-hill.com

Frank Briamonte
Senior Director, Corporate Communications
(212) 512-4145 (office)
(201) 725-6133 (mobile)
frank_briamonte@mcgraw-hill.com

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The McGraw-Hill Companies
Statements of Income
Periods ended June 30, 2009 and 2008

(dollars in thousands, except per share data)

(unaudited)	Three Months			Six Months
	2009	2008	% Change	2009	2008	% Change

Revenue	$1,465,180	$1,673,225	(12.4)%	$2,613,387	$2,891,096	(9.6)%

Expenses	1,168,853	1,308,544	(10.7)%	2,192,719	2,375,355	(7.7)%

Income from operations	296,327	364,681	(18.7)%	420,668	515,741	(18.4)%

Other loss	13,849	-	N/M	13,849	-	N/M

Interest expense, net	18,499	20,354	(9.1)%	39,090	38,184	2.4%

Income before taxes on income	263,979	344,327	(23.3)%	367,729	477,557	(23.0)%

Provision for taxes on income	96,088	127,377	(24.6)%	133,853	176,044	(24.0)%

Net income	167,891	216,950	(22.6)%	233,876	301,513	(22.4)%

Less: net income attributable to noncontrolling interests	(3,798)	(4,656)	(18.4)%	(6,779)	(8,109)	(16.4)%

Net income attributable to The McGraw-Hill Companies, Inc.	$164,093	$212,294	(22.7)%	$227,097	$293,404	(22.6)%

Earnings per common share:
Basic	$0.53	$0.67	(20.9)%	$0.73	$0.92	(20.7)%
Diluted	$0.52	$0.66	(21.2)%	$0.73	$0.91	(19.8)%

Dividend per common share	$0.225	$0.22	2.3%	$0.45	$0.44	2.3%

Average number of common shares outstanding:
Basic	312,226	317,746		311,862	318,875
Diluted	313,033	321,087		312,525	322,273

N/M - not meaningful
Exhibit 1

The McGraw-Hill Companies
Operating Results by Segment - As Reported
Periods ended June 30, 2009 and 2008

(dollars in thousands)

(unaudited)	Revenue
			% Favorable
	2009	2008	(Unfavorable)
Three Months
McGraw-Hill Education	$555,189	$670,846	(17.2)%
Financial Services	673,788	735,477	(8.4)%
Information & Media	236,203	266,902	(11.5)%
Total revenue	$1,465,180	$1,673,225	(12.4)%

(unaudited)	Segment Expenses
			% Favorable
	2009	2008	(Unfavorable)
Three Months
McGraw-Hill Education (a)(c)(d)	$534,181	$600,570	11.1%
Financial Services (a)(b)(c)(d)	397,434	432,335	8.1%
Information & Media (a)	221,781	242,103	8.4%
Total segment expenses	$1,153,396	$1,275,008	9.5%

(unaudited)	Operating Profit
			% Favorable
	2009	2008	(Unfavorable)
Three Months
McGraw-Hill Education (a)(c)(d)	$21,008	$70,276	(70.1)%
Financial Services (a)(b)(c)(d)	276,354	303,142	(8.8)%
Information & Media (a)	14,422	24,799	(41.8)%
Total operating segments	311,784	398,217	(21.7)%
General corporate expense	(29,306)	(33,536)	12.6%
Interest expense, net	(18,499)	(20,354)	9.1%
Total operating profit *	$263,979	$344,327	(23.3)%

* Income before taxes on income

Exhibit 2 - p. 1 of 2

(unaudited)	Revenue
			% Favorable
	2009	2008	(Unfavorable)
Six Months
McGraw-Hill Education	$867,817	$1,001,002	(13.3)%
Financial Services	1,283,942	1,379,778	(6.9)%
Information & Media	461,628	510,316	(9.5)%
Total revenue	$2,613,387	$2,891,096	(9.6)%

(unaudited)	Segment Expenses
			% Favorable
	2009	2008	(Unfavorable)
Six Months
McGraw-Hill Education (a)(c)(d)	$923,405	$1,021,588	9.6%
Financial Services (a)(b)(c)(d)	775,995	812,584	4.5%
Information & Media (a)	444,434	473,791	6.2%
Total segment expenses	$2,143,834	$2,307,963	7.1%

(unaudited)	Operating Profit/(Loss)
			% Favorable
	2009	2008	(Unfavorable)
Six Months
McGraw-Hill Education (a)(c)(d)	$(55,588)	$(20,586)	(170.0)%
Financial Services (a)(b)(c)(d)	507,947	567,194	(10.4)%
Information & Media (a)	17,194	36,525	(52.9)%
Total operating segments	469,553	583,133	(19.5)%
General corporate expense	(62,734)	(67,392)	6.9%
Interest expense, net	(39,090)	(38,184)	(2.4)%
Total operating profit *	$367,729	$477,557	(23.0)%

* Income before taxes on income

(a)
2009 segment expenses and operating profit/(loss) for the three and six months include a net pre-tax restructuring charge of $15.2 million as follows: McGraw-Hill Education, $11.6 million; Financial Services, $(0.4) million; and Information & Media, $4.0 million.

(b)	2009 segment expenses and operating profit/(loss) for the three and six months include a $13.8 million pre-tax loss on the sale of Vista Research, Inc.
(c)
2008 segment expenses and operating profit/(loss) for the three and six months include a pre-tax restructuring charge of $23.7 million as follows: Financial Services, $15.2 million and McGraw-Hill Education, $8.5 million.

(d)
2008 segment expenses and operating profit/(loss) have been restated to reflect the impact of the Company's  adoption of SFAS No. 160 "Noncontrolling Interests in Consolidated Financial Statements an amendment of  ARB No. 51" in the first quarter of 2009.

Exhibit 2 - p. 2 of 2

The McGraw-Hill Companies
Operating Results by Segment - As Adjusted
Periods ended June 30, 2009 and 2008

(dollars in thousands)

(unaudited)	Revenue
			% Favorable
	2009	2008	(Unfavorable)
Three Months
McGraw-Hill Education	$555,189	$670,846	(17.2)%
Financial Services	673,788	735,477	(8.4)%
Information & Media	236,203	266,902	(11.5)%
Total revenue	$1,465,180	$1,673,225	(12.4)%

(unaudited)	Segment Expenses
			% Favorable
	2009	2008	(Unfavorable)
Three Months
McGraw-Hill Education (a)(c)(d)	$522,565	$592,062	11.7%
Financial Services (a)(b)(c)(d)	384,007	417,188	8.0%
Information & Media (a)	217,792	242,103	10.0%
Total segment expenses	$1,124,364	$1,251,353	10.1%

(unaudited)	Operating Profit
			% Favorable
	2009	2008	(Unfavorable)
Three Months
McGraw-Hill Education (a)(c)(d)	$32,624	$78,784	(58.6)%
Financial Services (a)(b)(c)(d)	289,781	318,289	(9.0)%
Information & Media (a)	18,411	24,799	(25.8)%
Total operating segments	340,816	421,872	(19.2)%
General corporate expense	(29,306)	(33,536)	12.6%
Interest expense, net	(18,499)	(20,354)	9.1%
Total operating profit *	$293,011	$367,982	(20.4)%

*	Income before taxes on income

Exhibit 3 - p. 1 of 2

(unaudited)	Revenue
			% Favorable
	2009	2008	(Unfavorable)
Six Months
McGraw-Hill Education	$867,817	$1,001,002	(13.3)%
Financial Services	1,283,942	1,379,778	(6.9)%
Information & Media	461,628	510,316	(9.5)%
Total revenue	$2,613,387	$2,891,096	(9.6)%

(unaudited)	Segment Expenses
			% Favorable
	2009	2008	(Unfavorable)
Six Months
McGraw-Hill Education (a)(c)(d)	$911,789	$1,013,080	10.0%
Financial Services (a)(b)(c)(d)	762,568	797,437	4.4%
Information & Media (a)	440,445	473,791	7.0%
Total segment expenses	$2,114,802	$2,284,308	7.4%

(unaudited)	Operating Profit/(Loss)
			% Favorable
	2009	2008	(Unfavorable)
Six Months
McGraw-Hill Education (a)(c)(d)	$(43,972)	$(12,078)	N/M
Financial Services (a)(b)(c)(d)	521,374	582,341	(10.5)%
Information & Media (a)	21,183	36,525	(42.0)%
Total operating segments	498,585	606,788	(17.8)%
General corporate expense	(62,734)	(67,392)	6.9%
Interest expense, net	(39,090)	(38,184)	(2.4)%
Total operating profit *	$396,761	$501,212	(20.8)%

   N/M - not meaningful
* Income before taxes on income

(a)
2009 segment expenses and operating profit/(loss) for the three and six months exclude a net pre-tax restructuring charge of $15.2 million as follows: McGraw-Hill Education, $11.6 million; Financial Services, $(0.4) million; and Information & Media, $4.0 million.

(b)	2009 segment expenses and operating profit/(loss) for the three and six months exclude a $13.8 million pre-tax loss on the sale of Vista Research, Inc.
(c)
2008 segment expenses and operating profit/(loss) for the three and six months exclude a pre-tax restructuring charge of $23.7 million as follows: Financial Services, $15.2 million and McGraw-Hill Education, $8.5 million.

(d)
2008 segment expenses and operating profit/(loss) have been restated to reflect the impact of the Company's adoption of SFAS No. 160 "Noncontrolling Interests in Consolidated Financial Statements an amendment of ARB No. 51" in the first quarter of 2009.

Non-GAAP Measures

In addition to including financial measures under accounting principles generally accepted in the United States of America (U.S. GAAP), The McGraw-Hill Companies disclosed non-GAAP measures for the three and six months ended June 30, 2009 and 2008. These non-GAAP measures exclude the impact of restructuring charges and a loss on the sale of Vista Research, Inc. The non-GAAP measures are provided because management believes they provide useful supplemental information for meaningful comparisons of the Company's results. This exhibit should be read in conjunction with Exhibit 2.

Exhibit 3 - p. 2 of 2

The McGraw-Hill Companies
Financial Services Segment
Credit Market Services - Transaction vs. Non-Transaction Revenue
Periods ended June 30, 2009 and 2008

(dollars in thousands)

(unaudited)
	2009	2008	% Change
Three Months
Transaction Revenue (a)	$146,827	$187,364	(21.6)%
Non-Transaction Revenue (b)	310,577	320,532	(3.1)%
Total Credit Market Services Revenue	$457,404	$507,896	(9.9)%

(unaudited)
	2009	2008	% Change
Six Months
Transaction Revenue (a)	$258,406	$323,962	(20.2)%
Non-Transaction Revenue (b)	590,348	611,248	(3.4)%
Total Credit Market Services Revenue	$848,754	$935,210	(9.2)%

(a) Revenue related to rating new issuance of corporate, public finance, structured finance instruments, bank loans and corporate credit estimates.
(b) Revenue from annual fees for frequent issuer programs, surveillance and subscriptions.

The McGraw-Hill Companies
Financial Services Segment
Credit Market Services - Domestic vs. International Revenue
Periods ended June 30, 2009 and 2008

(dollars in thousands)

(unaudited)
	2009	2008	% Change
Three Months
Domestic Revenue	$245,886	$272,349	(9.7)%
International Revenue	211,518	235,547	(10.2)%
Total Credit Market Services Revenue	$457,404	$507,896	(9.9)%

(unaudited)
	2009	2008	% Change
Six Months
Domestic Revenue	$459,341	$495,144	(7.2)%
International Revenue	389,413	440,066	(11.5)%
Total Credit Market Services Revenue	$848,754	$935,210	(9.2)%

Exhibit 4

The McGraw-Hill Companies
Second Quarter 2009 Restructuring Summary

(dollars in thousands, except for positions)

(unaudited)
	Approximate # of Positions	Pre-Tax Restructuring Charge	Pre-Tax Restructuring Reversal	Net Pre-Tax Restructuring Charge

McGraw-Hill Education	340	$14,000	$(2,383)	$11,617
Financial Services	85	4,479	(4,902)	(423)
Information & Media	125	5,771	(1,783)	3,988
Total Company	550	$24,250	$(9,068)	$15,182

Exhibit 5